UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49722 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 15, 2008, the shareholders of Southern Michigan Bancorp, Inc. ("Southern") ratified and approved the Stock Incentive Plan of 2005, as amended and restated (the "Plan"). The amended Plan increases the number shares of common stock of Southern available under the Plan from 150,000 shares to 300,000 shares. The amendments are also intended to comply with recent amendments to Internal Revenue Code Section 409A that governs deferred compensation, and recent IRS regulations. A copy of the Plan was filed as Exhibit 10.5 to Southern's Annual Report on Form 10-K for the year ended December 31, 2007, and is here incorporated by reference.

          The Plan was initially adopted by the Board, and ratified and approved by the shareholders, in 2005. The purpose of the Plan is to advance Southern's long-term interests by aligning the interests of its directors, officers, and other key employees with the interest of its shareholders. The Plan permits the grant and award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock, and stock awards ("Incentive Awards"). Southern has reserved 300,000 (initially 150,000) shares of its common stock, $2.50 par value, that may be issued to participants in the Plan.

          The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee determines, subject to the terms of the Plan, the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person (subject to the limits specified in the Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for the administration of the Plan.

          The term of each stock option or stock appreciation right will be determined by the Committee. No stock option or stock appreciation right under the Plan may be exercisable after ten years from the date it was granted. Stock options or stock appreciation rights generally would be exercisable for limited periods of time if a participant dies, becomes disabled (as defined in the Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If a participant is terminated for cause (as defined in the Plan), the participant would forfeit all rights to exercise any outstanding stock options or stock appreciation rights. If a participant retires, the participant could exercise stock options or stock appreciation rights for the remainder of their terms, unless the terms of the option agreement or award provide otherwise. Stock options granted to participants under the Plan generally cannot be transferred except by will or by the laws of descent and distribution.

          The Committee is allowed to award restricted stock, subject to such terms and conditions, consistent with the provisions of the Plan. As with stock option and stock appreciation rights grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements or certificates of award. Restricted stock granted to a participant would "vest" (i.e., the restrictions on it would lapse) in the manner and at the times that the Committee determines. Without Committee authorization, a recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to Southern or by will or the laws of descent or distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. However, holders of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to shares of common stock. Any securities received by a participant of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions, and restrictions that were applicable to the restricted stock for which the shares were received.

          The Plan gives the Committee authority to make stock awards. A stock award is an award of common stock that is subject to terms and conditions determined by the Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to shares of common stock received upon becoming the holder of record of the common stock. However, the Committee could impose restrictions on the assignment or transfer of common stock awarded under a stock award.

          The Plan also provides that each non-employee director of Southern may be granted a stock option on an annual basis, at a time determined by the Board of Directors. These stock options would grant to the non-employee directors the right to purchase that number of shares of common stock having an aggregate market value (as defined in the Plan) at the grant date no greater than the annual director fee then in effect. These stock options would be issued for a term of 10 years using a form of agreement approved by the Committee in its discretion. The Board of Directors may suspend, modify or terminate these non-employee director stock options in its sole discretion. If the Board of Directors decides to terminate or suspend the annual grant of stock options to non-employee directors, the Plan provides that the Board of Directors may decide, in its sole discretion, to grant each non-employee director who is serving on the date of the close of the annual meeting of shareholders, a number of shares of restricted stock having a value no greater than one-half (1/2) times the annual director fee then in effect.

          If a change in control of Southern occurs, then all outstanding Incentive Awards will become immediately vested and exercisable in full and will remain exercisable during their remaining term, regardless of whether the participants to whom such Incentive Awards remain in the employ or service of Southern or any subsidiary.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

10

Southern Michigan Bancorp, Inc. Stock Incentive Plan of 2005, as amended and restated. Previously filed with the Commission on March 28, 2008, in Southern Michigan Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 10.5. Here incorporated by reference.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2008	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

10

Southern Michigan Bancorp, Inc. Stock Incentive Plan of 2005, as amended and restated. Previously filed with the Commission on March 28, 2008, in Southern Michigan Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 10.5. Here incorporated by reference.